UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): February 5, 2009

ProElite, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-31573	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite 1001
Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (310) 526-8700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Completion of Asset Sale to Strikeforce

On February 5, 2009, ProElite, Inc. (the “Company”) and its wholly-owned subsidiary, EliteXC Live (together with the Company, the “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) and other related agreements with Explosion Entertainment, LLC (“Strikeforce”). Under the terms of the Purchase Agreement, Strikeforce acquired from the Sellers certain EliteXC fighter contracts, a library of televised EliteXC events and specified related assets.

Consideration paid for the assets consisted of (i) $3 million in cash paid at closing, (ii) the assumption of certain liabilities relating to the assets sold and (iii) contingent consideration in the form of rights to receive a portion of the license fee earned by Strikeforce under a distribution agreement between Strikeforce and Showtime Networks Inc. (“Showtime”).  The license fee is payable to the Sellers until February 28, 2012, subject to limited extensions.

The Purchase Agreement contains typical representations and warranties by the Sellers regarding the Sellers’ business, operations and financial condition.  Each party agreed to indemnify the other party for breaches of representations, warranties, and covenants, subject to certain limitations.

In connection with the closing of the transactions under the Purchase Agreement, the Sellers also entered into certain non-exclusive license agreements with Strikeforce, pursuant to which Strikeforce will license from the Sellers certain trademarks and other specified intellectual property.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Termination of Debt Obligation to Showtime

In addition, on February 5, 2009, the Company and its subsidiaries (the “ProElite Entities”) entered into an agreement with CBS Corporation (“CBS”) and Showtime (together with CBS, the “CBS Entities”) pursuant to which the Company’s debt obligation to Showtime was retired and the broadcast agreements between the Company and the CBS Entities were terminiated (the “Termination Agreement”).  Under the terms of the Termination Agreement, the ProElite Entities and the CBS Entities mutually released each other with respect to, among other things, any and all claims, agreements, debts, liens, damages or liabilities of any nature, including, without limitation, any liabilities and security interests under (i) the Senior Secured Note Purchase Agreement, dated as of June 18, 2008 (as amended from time to time), among the Company and Showtime, (ii) the Security Agreement, dated as of June 18, 2008, as amended by Amendment No. 1 thereto, dated as of September 10, 2008, made by each of the ProElite Entities in favor of Showtime, (iii) the Exclusive Distribution Agreement, made as of November 8, 2006 (as amended from time to time), between the Company and Showtime and (iv) the Agreement between CBS Entertainment and the Company, dated as of January 10, 2008, as revised on February 1, 2008 and February 19, 2008 and as amended by the Amendment to Agreement, made as of September 22, 2008 (as so amended, and as further amended from time to time).

Following entry by the parties into the Termination Agreement, Showtime remains a shareholder and holder of warrants of the Company and retains certain rights as set forth in the Termination Agreement.

ITEM 1.02.	Termination of a Material Definitive Agreement.

The information included under Item 1.01 above under the subheading “Termination of Debt Obligation to Showtime” is hereby incorporated by reference into this Item 1.02.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

The information included under Item 1.01 above under the subheading “Completion of Asset Sale to Strikeforce” is hereby incorporated by reference into this Item 2.01.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1
Asset Purchase Agreement, dated as of February 5, 2009, among ProElite, Inc.,  EliteXC Live and Explosion Entertainment, LLC, portions of which have been omitted and filed separately with the U.S. Securities and Exchange Commission (the "Commission") pursuant to a confidential treatment request.  The schedules and exhibits to the Asset Purchase Agreement in this Exhibit 2.1 (other than Exhibits A and C, which are omitted pursuant to a confidential treatment request) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of the omitted schedules and exhibits appears at the end of the Asset Purchase Agreement. ProElite, Inc. hereby agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

99.1	Press release of ProElite, Inc. issued February 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROELITE, INC.

Date: February 11, 2009	By:	/s/ CHARLES CHAMPION
Charles Champion, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Asset Purchase Agreement, dated as of February 5, 2009, among ProElite, Inc.,  EliteXC Live and Explosion Entertainment, LLC, portions of which have been omitted and filed separately with the U.S. Securities and Exchange Commission (the "Commission") pursuant to a confidential treatment request.  The schedules and exhibits to the Asset Purchase Agreement in this Exhibit 2.1 (other than Exhibits A and C, which are omitted pursuant to a confidential treatment request) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A list of the omitted schedules and exhibits appears at the end of the Asset Purchase Agreement. ProElite, Inc. hereby agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

99.1	Press release of ProElite, Inc. issued February 5, 2009.